UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2005

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2005, the Board of Directors of NRG Energy, Inc., or NRG, approved an additional $10,000 per annum cash retainer for the Chairs of each Board committee other than the Audit Committee or ad hoc committees. At this time, there are two Board committees other than the Audit Committee: the Governance and Nominating Committee and the Compensation Committee, the Chairs of which will now receive a total cash retainer of $76,000 each with this increase. Chairs of committees, other than ad hoc committees, formed after July 28, 2005 will also receive the additional $10,000 increase to their cash retainers.

On July 28, 2005, the Board of Directors of NRG approved grants, effective August 1, 2005, pursuant to NRG’s Long Term Incentive Plan to employees of NRG including the following executive officers who were named executive officers in NRG’s Proxy Statement for the annual meeting of stockholders held on May 24, 2005: Robert C. Flexon, Executive Vice President and Chief Financial Officer; John P. Brewster, Executive Vice President, International Operations and President, South Central Region; Scott J. Davido, Executive Vice President and President, Northeast Region; and Timothy W. J. O’Brien, Vice President and General Counsel. The grants, which include restricted stock units, non-qualified stock options and performance units, are set forth in the August 1, 2005 Executive Officer Grant Table, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 1, 2005, Kevin T. Howell, 47, joined NRG as Executive Vice President, Commercial Operations. Mr. Howell will lead NRG's multi-commodity commercial operations function, including the fuel and emissions procurement and trading, power trading and marketing, and structure and analysis groups. Mr. Howell’s annual base salary is $365,000, with a one-time signing bonus of $350,000. He is eligible to participate in NRG’s Annual Incentive Plan and will be eligible for a target incentive award of 75% of his base salary delivered in cash and deferred stock units, or DSUs, and an additional opportunity to receive 25% of his base salary also delivered in cash and DSUs. He is also eligible to participate in NRG’s Long Term Incentive Plan and received on August 1, 2005, a one-time hiring grant of 163,000 restricted stock units pursuant to the following schedule: (i) 20,000 units which vest each year on the grant anniversary date of August 1, 2005; and (ii) 63,000 units which vest on the third grant anniversary date. Mr. Howell is eligible to participate in NRG’s 401(k) plan and will receive relocation benefits per NRG’s relocation policy, as well as change-in-control, general severance and other NRG benefits. There are no family relationships between Mr. Howell and any officer or director of NRG or any transactions with NRG, other than his Letter Agreement, dated June 21, 2005, which is filed as Exhibit 10.2 to this current report on Form 8-K.

Since October 2001, Mr. Howell served as President of Dominion Energy Clearinghouse, the organization responsible for asset monetization across Dominion's exploration and production, generation, transmission and delivery companies. Prior to his work at Dominion, he led various functions within Duke Energy Merchants, Duke Energy International and Duke Energy Trading and Marketing. From April 1995 to September 2001, Mr. Howell served in a number of executive positions at Duke Energy and last served, from June to September 2001, as Executive Vice President of Duke Energy Merchants where he managed a global trading group dealing in refined products, LNG and coal. Prior to his five years at Duke, Mr. Howell worked in a variety of trading, marketing and operations functions at MG Natural Gas Corp., Associated Natural Gas and Panhandle Eastern Pipeline.

Item 9.01 Financial Statements and Exhibits.

Exhibit No./Description

10.1 NRG Energy, Inc. August 1, 2005 Executive Officer Grant Table.
10.2 Letter Agreement, dated June 21, 2005, between NRG Energy, Inc. and Kevin T. Howell.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

August 3, 2005	By:	/s/ Robert C. Flexon

Name: Robert C. Flexon
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	August 1, 2005 Executive Officer Grant Table
10.2	Letter Agreement, dated June 21, 2005, between NRG Energy, Inc. and Kevin T. Howell